FORM 8-K -- CURRENT REPORT

            (As last amended in Rel. No. 34-36968, eff. 8/13/92.)


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: May 24, 1996


                   JACQUES-MILLER INCOME FUND, L.P. II
           (Exact name of registrant as specified in its charter)


              DELAWARE                 0-15758               62-1244325
   (State or other jurisdiction of   (Commission          (I.R.S. Employer
   incorporation or organization)   File Number)           Identification
                                                               Number)


                             102 Woodmont Boulevard
                                    Suite 420
                           Nashville, Tennessee  37205
                     (Address of Principal Executive Office)


        Registrant's telephone number, including area code (864) 239-1000



Item 2.  Acquisition or Disposition of Assets

On May 24, 1996, Jacques-Miller Income Fund II Special Asset Partnership (La Plaza) L.P. (the "Partnership"), which is 99.9% owned by Jacques-Miller Income Fund, L.P. II, a Delaware limited partnership, sold La Plaza Apartments, located in Altamonte Springs, Florida, to an unaffiliated purchaser, Wymore Equity Associates, L.C., a Florida limited liability company. The General Partner decided to sell La Plaza, the sole remaining property held by the Partnership, in its effort to terminate the Partnership. Wymore Equity Associates, L.C. purchased La Plaza Apartments for a contract price of $3.2 million. Included as part of this purchase price is the assumption of approximately $1,984,000 in first and second mortgage debt.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits


S-B Reference
   Number                                Description

    10E Purchase Agreement for the La Plaza Apartments between Jacques-Miller Income Fund II Special Asset Partnership (LaPlaza) L.P., and Wymore Equity Associates, L.C. Closing occurred on May 24, 1996.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              JACQUES-MILLER INCOME FUND, L.P. II


                              By:   Jacques-Miller, Inc.
                                    Corporate General Partner



                              By:   /s/ C. David Griffin
                                    C. David Griffin
                                    President
                                    Chief Executive Officer


                              Date: June 10, 1996